UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 30, 2005

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 215-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Development Collaboration with Kirin Brewery Co. Ltd. On March 31, 2005, we entered into a Collaboration Agreement with Kirin Brewery Company, Ltd., or Kirin, for the development of the amino acid sequence referred to as NU206. With respect only to the development of NU206, this Collaboration Agreement supersedes and replaces our prior agreement with Kirin dated August 11, 2001, and as amended March 5, 2002, September 3, 2002 and August 10, 2004. The August 11, 2001 agreement, as amended, continues to govern the development of all product candidates other than NU206 that may arise from our collaboration with Kirin.

Under the terms of the NU206 Collaboration Agreement, we will receive a $2 million upfront payment from Kirin, and we will lead worldwide development, manufacturing and commercialization of the compound. So long as we and Kirin are collaborating under the NU206 Collaboration Agreement, we and Kirin will share all operating expenses and profits related to the development and commercialization of NU206, 60% Nuvelo and 40% Kirin. If the collaboration is terminated under certain circumstances, the relationship between us and Kirin with respect to NU206 will convert from an expense and profit sharing structure to a royalty based structure.

Our press release dated April 4, 2005, titled “Nuvelo Partners With Kirin to Develop NU206, a Lead Compound From Its Secreted Proteins Program” is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of a reference to our Internet address or Kirin’s Internet address shall, under any circumstances, be deemed to incorporate the information available at those Internet addresses into this Current Report on Form 8-K. The information available at those Internet addresses is not part of this Current Report on Form 8-K or any other report filed by us with the Securities and Exchange Commission.

Modification of Loan and Security Agreement with Silicon Valley Bank. On March 30, 2005 we entered into a letter agreement with Silicon Valley Bank, or SVB, modifying our August 31, 2004 Loan and Security Agreement with SVB. Under the letter agreement, we agreed to a second term loan in the amount of $1.5 million, under the terms of the original Loan and Security Agreement, except that the interest rate with respect only to this second term loan was reduced by up to 0.5%.

This second term loan from SVB will be used to retire approximately $0.6 million of our existing debt under capital leases, and for working capital and other general business requirements. Following the advance of this second term loan, our outstanding principal balance under our Loan and Security Agreement with SVB was $4.1 million. The proceeds of the first term loan advanced under this agreement, totaling $2.6 million, were used to repay amounts owing to AMB Property, LP.

A copy of our March 30, 2005 letter agreement with SVB is attached hereto as Exhibit 10.52, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K, under the title “Modification of Loan and Security Agreement with Silicon Valley Bank” is incorporated by reference into this Item 2.03.

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Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.52	Letter Agreement, dated March 30, 2005, between Silicon Valley Bank and Nuvelo, Inc.

99.1	Press Release titled “Nuvelo Partners With Kirin to Develop NU206, a Lead Compound From Its Secreted Proteins Program” dated April 4, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

	By:	/s/ Gary S. Titus
Gary S. Titus
Vice President of Finance and Chief Accounting Officer
Dated: April 4, 2005

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EXHIBIT INDEX

Exhibit Number	Description
10.52	Letter Agreement, dated March 30, 2005, between Silicon Valley Bank and Nuvelo, Inc.

99.1	Press Release titled “Nuvelo Partners With Kirin to Develop NU206, a Lead Compound From Its Secreted Proteins Program” dated April 4, 2005.

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